Exhibit 99.1

News Release

Newell Brands Announces Second Quarter 2018 Results

Drives Accelerated Transformation Plan Into Action

Adjusts Guidance for Divestitures of Waddington and Rawlings

Announces New Reporting Segments for Continuing Operations

HOBOKEN, NJ – August 6, 2018 – Newell Brands (NYSE: NWL) today announced its second quarter 2018 financial results.

Second Quarter 2018 Executive Summary

•

Completed divestitures of The Waddington Group and Rawlings Sporting Goods Company, Inc. and divestiture processes initiated on all other assets held for sale as part of the company’s Accelerated Transformation Plan.

•	The company has reported discontinued operations for businesses divested in 2018 or currently held for sale and has reorganized businesses in continuing operations into new operating segments.

•

Net sales from continuing operations were $2.2 billion, compared with $2.5 billion in the prior year, reflecting the lost sales from divestitures completed in 2017, the negative impact of the adoption of the 2018 revenue recognition standard, and a decline in core sales primarily attributable to the retailer disruption to the Baby business created by the liquidation of Toys ‘R’ Us stores in the U.S., significant inventory destocking in the Writing office superstore and distributive trade channels and the absence of the prior year Slime pipeline build on Elmer’s.

•

Reported operating margin for continuing operations was 3.8 percent compared to 3.7 percent in the prior year; normalized operating margin for continuing operations was 10.9 percent compared to 12.4 percent in the prior year.

•

Core sales declined 6.2 percent for the total company, driven largely by a 14.5 percent decline in the Learning & Development Segment (Writing and Baby), and softness in the coolers, tents and fresh preserving businesses related to the late start to Spring in most of the U.S.

•

Reported diluted earnings per share for the total company were $0.27 compared with $0.46 in the prior year, with the decrease largely attributable to the loss on the sale of Rawlings, impairment charges, principally on assets held in discontinued operations, and the impact of lower sales volume, which more than offset the benefit from cost savings and the gain on the sale of Waddington.

•

Normalized diluted earnings per share for the total company were $0.82, compared with $0.87 in the prior year, as cost savings and synergies were offset by core sales volume declines, unfavorable mix related to lower Writing sales volume and inflation.

•

Operating cash flow was $11.2 million, compared with $56.8 million in the prior year, as prior year results included a significant one-time working capital benefit related to a business divested in 2017.

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News Release

•	Gross debt was $10.5 billion, $900 million lower than prior year; net debt was $8.2 billion, $2.4 billion lower than prior year.

•

The 2018 full year outlook adjusted for discontinued operations reporting and completed divestitures is net sales of $8.7 billion to $9.0 billion (which includes sales from continuing operations only), normalized EPS of $2.45 to $2.65 and operating cash flow of $900 million to $1.2 billion.

•

The company expects second half normalized operating margins of 12.0 percent to 12.4 percent and core sales growth to sequentially improve from down low single digits percent in Q3 2018 to up low single digits percent in Q4 2018. Both metrics include only results from continuing operations.

“Newell Brands drove the Accelerated Transformation Plan into action in the second quarter, beginning a period of significant change to both our portfolio and organization,” commented Michael Polk, President and Chief Executive Officer of Newell Brands. “We announced and completed the divestitures of Waddington and Rawlings and are well into the sale processes on all other businesses held for sale. We also took significant steps to right-size our organization for the scale of our new portfolio, with changes announced and actioned between May and August. We continue to prioritize deleveraging, with gross debt in Q2 2018 $900 million below prior year and plans in motion to de-lever by nearly an incremental $900 million by the end of Q3 2018. In the context of these significant changes and a very challenging U.S. retail environment, we delivered second quarter results generally in line with expectations. While there is much more to do, we are acting decisively to make Newell Brands a simpler, faster and stronger company.”

“Reigniting performance on our continuing businesses is a critical priority and we expect sequential improvement in our operating results in the back half of 2018 despite increased inflation, worsening foreign exchange and the negative impact of tariffs,” continued Polk. “While the retail landscape remains difficult, consumer macros are generally good and we expect core sales on our continuing businesses to recover to growth by the fourth quarter, with margins improving as a result of strong savings programs and broad-based price increases. Adjusted for the estimated negative 20 cents per share impact in the second half of 2018 related to the divestiture of Waddington and Rawlings, we expect to deliver between $2.45 and $2.65 of normalized EPS in 2018.”

Second Quarter 2018 Operating Results

As of June 30, 2018, Newell Brands reported discontinued operations for the business divestitures completed in 2018 (Waddington and Rawlings) and planned (Jostens, Pure Fishing, Consumer & Commercial Solutions, Process Solutions, Goody and U.S. Playing Cards). Under generally accepted accounting principles (GAAP), all overhead costs and interest expense not directly related to discontinued operations may not be allocated to discontinued operations and thus are allocated to continuing operations, which has a negative effect on margins and profitability. The company has initiated cost actions to fully offset the stranded overhead and plans to deleverage quickly to reduce the interest expense burden.

Net sales were $2.2 billion, compared to $2.5 billion in the prior year, largely attributable to the new revenue recognition standard, lost sales from divestitures completed in 2017, and the transitory but significant volume declines in Baby related to the Toys ‘R’ Us liquidation of U.S. stores and in Writing related to significant inventory destocking in the office superstore and distributive trade channels. Total company core sales declined 6.2 percent, driven largely by a 14.5 percent decline in the Learning & Development Segment (Writing and Baby) and softness in the coolers, tents and fresh preserving businesses related to the late start to Spring in most of the U.S. For the second quarter 2018, total company core sales include the Waddington and Rawlings businesses prior to divestiture.

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News Release

Reported gross margin was 35.2 percent compared with 34.7 percent in the prior year, as the benefit from cost savings, synergies and lower integration and acquisition-related costs more than offset the impact of input cost inflation and the negative mix effect of lower Writing sales. Normalized gross margin was 35.1 percent compared with 35.6 percent in the prior year.

Reported operating income was $84.2 million, or 3.8 percent of sales, compared with $92.3 million, or 3.7 percent of sales, in the prior year, reflecting the impact of synergies, cost savings and lower integration and acquisition-related costs, offset by input cost inflation and negative mix associated with lower Writing sales. Normalized operating income was $239 million compared with $313 million in the prior year. Normalized operating margin was 10.9 percent compared to 12.4 percent in the prior year.

The reported tax expense for the quarter was $53.0 million compared with a benefit of $71.5 million in the prior year, primarily driven by prior year tax benefits associated with integration of certain legal entities. The normalized tax rate was 4.6 percent, compared with 5.5 percent in the prior year.

The company reported total net income of $132 million compared with $223 million in the prior year. Continuing operations posted a net loss of $76.1 million compared with net income of $16.6 million last year, with the decline primarily attributable to the transitory but significant sales volume decline on Baby and Writing, and $53.0 million in tax expense as compared with a benefit of $71.5 million in the prior year, partially offset by significant costs savings and a reduction in integration and restructuring charges. Discontinued operations contributed net income of $208 million, including a $598 million gain related to the sale of the Waddington business, an impairment charge of $454 million related to the Process Solutions business and a loss of $136 million related to the sale of the Rawlings business, compared with $206 million in the year-ago period. Reported diluted earnings per share for the total company were $0.27 compared with $0.46 in the prior year. Normalized net income for the total company was $401 million, or $0.82 per share, compared with $422 million, or $0.87 per share, in the prior year.

Operating cash flow was $11.2 million, compared with $56.8 million in the prior year as prior year results included a significant one-time working capital benefit related to a business divested in 2017. Current year results were driven by positive working capital movements, lower cash restructuring costs and lower cash taxes.

A reconciliation of reported results to normalized results is included in the tables attached to this release.

New Reporting Segments

As of June 30, 2018, Newell Brands is reporting its financial results in three segments: Food & Appliances, Home & Outdoor Living and Learning & Development. The Other segment includes results for businesses that were divested during 2017. The company has aligned its seven continuing operating divisions for reporting purposes to the three segments as follows:

Segment	Divisions
Food & Appliances	Appliances & Cookware Food
Home & Outdoor Living	Outdoor & Recreation Home Fragrance Connected Home & Security (formerly Safety & Security)
Learning & Development	Writing Baby

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News Release

Second Quarter 2018 Operating Segment Results

The Food & Appliances segment generated net sales of $621 million compared with $705 million in the prior year. Net sales versus prior year were negatively impacted by foreign exchange, the new 2018 revenue recognition standard, the pull-forward from Q2 2018 into Q1 2018 of inventory in Latin America related to the April 1st go-live of SAP, softness in the fresh preserving business related to the late start to Spring in most of the U.S. and competitive challenges in the U.S. Beverage Appliance category, partially offset by strong innovation driven growth on Calphalon Space Saving Cookware and Crock-Pot Express Crock. Reported operating income was $40.4 million compared with $70.8 million in the prior year. Reported operating margin was 6.5 percent of sales compared with 10.0 percent of sales in the prior year. The contraction is largely due to inflation net of pricing and negative mix associated with lower volumes in Latin America related to the Q1 2018 SAP pull-forward. Normalized operating income was $50.4 million versus $84.1 million last year. Normalized operating margin was 8.1 percent of sales compared with 11.9 percent in the prior year.

The Home & Outdoor Living segment generated net sales of $742 million compared with $795 million in the prior year. Net sales versus prior year were negatively impacted by the new 2018 revenue recognition standard, Home Fragrance softness in EMEA and weakness on Outdoor related to the late Spring and some lost distribution in the U.S., partially offset by strong growth on First Alert and Home Fragrance in U.S. mass channel. Reported operating income was $9.4 million compared with $39.6 million in the prior year. The contraction is largely due to higher restructuring costs, other one-time costs, and lower sales volume on the U.S. Outdoor and EMEA Home Fragrance businesses. Reported operating margin was 1.3 percent of sales compared with 5.0 percent in the prior year. Normalized operating income was $50.5 million compared with $60.0 million in the prior year. Normalized operating margin was 6.8 percent of sales compared with 7.5 percent last year.

The Learning & Development segment generated net sales of $839 million compared with $990 million in the prior year. Net sales versus prior year were negatively impacted by the new 2018 revenue recognition standard, core sales declines due to the retailer disruption to the Baby business created by the Toys ‘R’ Us liquidation of its stores in the U.S., significant inventory destocking in the Writing category’s office superstore and distributive trade channels, and the absence of 2017 pipeline build on Slime by Elmer’s. Reported operating income was $196 million compared with $224 million in the prior year. Reported operating margin was 23.3 percent of sales, compared with 22.6 percent in the prior year. The improvement in operating margin was due to significant progress on productivity, reduced customer programming, and strong synergy and savings impact, partially offset by inflation and fixed cost absorption related to Writing finished goods inventory reduction. Normalized operating income was $208 million versus $237 million last year. Normalized operating margin was 24.8 percent of sales compared with 23.9 percent last year.

Outlook for the Twelve Months Ending December 31, 2018

Newell Brands’ adjusted 2018 full year guidance for normalized EPS and operating cash flow assumes full year ownership of all businesses held for sale, with the exception of the Waddington and Rawlings businesses which were divested as of June 29, 2018. The 2018 adjustments to full year guidance for the divestiture of Waddington and Rawlings are approximately $0.20 of normalized EPS and $250 million of operating cash flow, including incremental cash taxes on the transactions.

221 River Street Hoboken, NJ 07030 +1 (201) 610-6600	NYSE: NWL www.newellbrands.com	4

News Release

The 2018 full year guidance adjusted for the divestiture of Waddington and Rawlings and net sales guidance adjusted for discontinued operations treatment is as follows:

	Previous 2018 Full Year Outlook	Adjusted 2018 Full Year Outlook
Net Sales	$14.4bn to $14.8bn	$8.7bn to $9.0bn
Normalized Earnings per Share	$2.65 to $2.85	$2.45 to $2.65
Operating Cash Flow	$1.15bn to $1.45bn	$0.9bn to $1.2bn

Interest expense is now expected to be favorable to prior outlook as a result of accelerated deleveraging related to the allocation of deal proceeds. Tax rate is now expected to be favorable to prior guidance due to new tax planning benefits. Full year 2018 weighted average share count is now projected at approximately 480 million shares with weighted average share count estimated at 475 million in Q3 2018 and 470 million in Q4 2018 as a result of share repurchases related to allocation of deal proceeds in the second half of 2018.

The company expects second half normalized operating margins of 12.0 percent to 12.4 percent and core sales growth to sequentially improve from down low single digits percent in Q3 2018 to up low single digits percent in Q4 2018. Both measures include only results from continuing operations. Core sales in 2018 is calculated on a constant currency basis in line with industry practice. Core sales guidance excludes the impact of foreign currency, acquisitions until their first anniversary and completed divestitures.

The company has presented forward-looking statements regarding normalized earnings per share for the total company and normalized operating margin on continuing operations for second half 2018. These non–GAAP financial measures are derived by excluding certain amounts, expenses or income from the corresponding financial measures determined in accordance with GAAP. The determination of the amounts that are excluded from these non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period. We are unable to present a quantitative reconciliation of the aforementioned forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because such information is not available and management cannot reliably predict all of the necessary components of such GAAP measure without unreasonable effort or expense. In addition, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on the company’s full-year 2018 financial results.

Conference Call

The company’s second quarter 2018 earnings conference call will be held today, August 6, 2018, at 8:30 a.m. ET. A link to the webcast is provided under Events & Presentations in the Investors section of Newell Brands’ website at www.newellbrands.com. A webcast replay and a supporting slide presentation will be made available in the Investors section of the company’s website under Quarterly Earnings.

Non-GAAP Financial Measures

This release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission and includes a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

221 River Street Hoboken, NJ 07030 +1 (201) 610-6600	NYSE: NWL www.newellbrands.com	5

News Release

The company uses certain non-GAAP financial measures that are included in this press release and the additional financial information both to explain its results to stockholders and the investment community and in the internal evaluation and management of its businesses. The company’s management believes that these non-GAAP financial measures and the information they provide are useful to investors since these measures (a) permit investors to view the company’s performance using the same tools that management uses to evaluate the company’s past performance, reportable business segments and prospects for future performance and (b) determine certain elements of management’s incentive compensation.

The company’s management believes that core sales provides a more complete understanding of underlying sales trends by providing sales on a consistent basis as it excludes the impacts of acquisitions, completed divestitures, retail store openings and closings, changes in foreign currency and the impact of the adoption of revenue recognition standard ASC 606 as of January 1, 2018, from year-over-year comparisons. Core sales for the second quarter 2018 include sales for the divested Waddington and Rawlings business through the date of sale. The effect of foreign currency on 2018 reported sales is calculated by applying the prior year average monthly exchange rates to the current year local currency sales amounts (excluding acquisitions and divestitures), with the difference between the 2018 reported sales and the constant currency sales presented as the currency impact increase or decrease in core sales. The company’s management believes that “normalized” gross margin, “normalized” SG&A expense, “normalized” operating income, “normalized” operating margin, “normalized” net income, “normalized” diluted earnings per share, “normalized” interest and “normalized” tax rates, which exclude restructuring and other expenses and one-time and other events such as costs related to certain product recalls, the extinguishment of debt, certain tax benefits and charges, impairment charges, pension settlement charges, discontinued operations, divestiture costs, costs related to the acquisition, integration and financing of acquired businesses, amortization of intangible assets associated with acquisitions, advisory costs for process transformation and optimization initiatives, costs of personnel dedicated to integration activities and transformation initiatives and certain other items, are useful because they provide investors with a meaningful perspective on the current underlying performance of the company’s core ongoing operations.

The company determines the tax effect of the items excluded from normalized diluted earnings per share by applying the estimated effective rate for the applicable jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected. In situations in which an item excluded from normalized results impacts income tax expense, the company uses a “with” and “without” approach to determine normalized income tax expense.

While the company believes these non-GAAP financial measures are useful in evaluating the company’s performance, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies.

About Newell Brands

Newell Brands (NYSE: NWL) is a leading global consumer goods company with a strong portfolio of well-known brands, including Paper Mate®, Sharpie®, Dymo®, EXPO®, Parker®, Elmer’s®, Coleman®, Jostens®, Marmot®, Oster®, Sunbeam®, FoodSaver®, Mr. Coffee®, Rubbermaid Commercial Products®, Graco®, Baby Jogger®, NUK®, Calphalon®, Rubbermaid®, Contigo®, First Alert®, and Yankee Candle®. For hundreds of millions of consumers, Newell Brands makes life better every day, where they live, learn, work and play.

This press release and additional information about Newell Brands are available on the company’s website, www.newellbrands.com.

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News Release

Investor Contact:	Media Contacts:
Nancy O’Donnell	Michael Sinatra
SVP, Investor Relations and Corporate Communications	Director, External Communications
+1 (201) 610-6857	+1 (201) 610-6717
nancy.odonnell@newellco.com	michael.sinatra@newellco.com

Caution Concerning Forward-Looking Statements

Some of the statements in this press release and its exhibits, particularly those anticipating future financial performance, business prospects, growth, operating strategies and similar matters, are forward- looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements generally can be identified by the use of words such as “intend,” “anticipate,” “believe,” “estimate,” “project,” “target,” “plan,” “expect,” “will,” “should,” “would” or similar statements. We caution that forward-looking statements are not guarantees because there are inherent difficulties in predicting future results. In addition, there are no assurances that we will complete any or all of the potential transactions or other initiatives referenced above. Actual results may differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to:

•	our dependence on the strength of retail, commercial and industrial sectors of the economy in various parts of the world;

•	competition with other manufacturers and distributors of consumer products;

•	major retailers’ strong bargaining power and consolidation of our customers;

•	our ability to improve productivity, reduce complexity and streamline operations;

•	our ability to develop innovative new products, to develop, maintain and strengthen end-user brands and to realize the benefits of increased advertising and promotion spend;

•	risks related to our substantial indebtedness, a potential increase in interest rates or changes in our credit ratings;

•	our ability to effectively accelerate our transformation plan and explore and execute our strategic options;

•	our ability to complete planned acquisitions and divestitures, to integrate Jarden and other acquisitions and unexpected costs or expenses associated with acquisitions or dispositions;

•	changes in the prices of raw materials and sourced products and our ability to obtain raw materials and sourced products in a timely manner;

•	the risks inherent to our foreign operations, including currency fluctuations, exchange controls and pricing restrictions;

•	a failure of one of our key information technology systems or related controls;

•	future events that could adversely affect the value of our assets and require impairment charges;

•	the impact of United States and foreign regulations on our operations, including the impacts of tariffs and environmental remediation costs;

•	the potential inability to attract, retain and motivate key employees;

•	the resolution of tax contingencies resulting in additional tax liabilities;

•	product liability, product recalls or related regulatory actions;

•	our ability to protect intellectual property rights;

•	significant increases in the funding obligations related to our pension plans; and

•	other factors listed from time to time in our filings with the Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K.

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News Release

The information contained in this press release and the tables is as of the date indicated. The company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments.

221 River Street Hoboken, NJ 07030 +1 (201) 610-6600	NYSE: NWL www.newellbrands.com	8

NEWELL BRANDS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(Amounts in millions, except per share data)

	For the three months ended June 30,			For the six months ended June 30,
	2018	2017	% Change	2018	2017	% Change
Net sales	$2,203.1	$2,527.4	(12.8)%	$4,015.9	$4,618.0	(13.0)%
Cost of products sold	1,428.0	1,650.2		2,635.2	3,032.6

GROSS PROFIT	775.1	877.2	(11.6)%	1,380.7	1,585.4	(12.9)%
% of sales	35.2%	34.7%		34.4%	34.3%

Selling, general and administrative expenses	613.6	695.8	(11.8)%	1,239.9	1,364.8	(9.2)%
	27.9%	27.5%		30.9%	29.6%
Restructuring costs, net	45.7	23.6		51.1	32.9
Impairment of goodwill, intangibles and other assets	31.6	65.5		31.6	83.9

OPERATING INCOME	84.2	92.3	(8.8)%	58.1	103.8	(44.0)%
% of sales	3.8%	3.7%		1.4%	2.2%

Nonoperating expenses:
Interest expense, net	120.5	114.5		236.6	236.6
Loss on extinguishment of debt	—	4.5		—	32.3
Other (income) expense, net	(13.2)	28.2		(14.6)	(758.6)

	107.3	147.2		222.0	(489.7)

INCOME (LOSS) BEFORE INCOME TAXES	(23.1)	(54.9)	(57.9)%	(163.9)	593.5	(127.6)%

% of sales	(1.0)%	(2.2)%		(4.1)%	12.9%

Income tax expense (benefit)	53.0	(71.5)		(33.4)	31.5
Effective rate	(229.4)%	130.2%		20.4%	5.3%

INCOME (LOSS) FROM CONTINUING OPERATIONS	(76.1)	16.6	(558.4)%	(130.5)	562.0	(123.2)%

% of sales	(3.5)%	0.7%		(3.2)%	12.2%

Income from discontinued operations, net of tax	207.8	206.4		315.5	299.5

NET INCOME	$131.7	$223.0	(40.9)%	$185.0	$861.5	(78.5)%

% of sales	6.0%	8.8%		4.6%	18.7%

Weighted average common shares outstanding:
Basic	486.2	484.3		486.1	484.2
Diluted	486.2	485.9		486.1	485.8

Earnings (loss) per share:
Basic:
Income (loss) from continuing operations	$(0.16)	$0.03		$(0.27)	$1.16
Income from discontinued operations	0.43	0.43		0.65	0.62

Net income	$0.27	$0.46	(41.3)%	$0.38	$1.78	(78.7)%

Diluted:
Income (loss) from continuing operations	$(0.16)	$0.03		$(0.27)	$1.15
Income from discontinued operations	0.43	0.43		0.65	0.62

Net income	$0.27	$0.46	(41.3)%	$0.38	$1.77	(78.5)%

Dividends per share	$0.23	$0.23		$0.46	$0.42

NEWELL BRANDS INC.

CONSOLIDATED BALANCE SHEETS

in Millions

	At June 30, 2018	At June 30, 2017
Assets
Current assets

Cash and cash equivalents	$2,279.4	$780.2
Accounts receivable, net	1,928.7	2,065.5
Inventories, net	1,860.3	1,838.9
Prepaid expenses and other current assets	310.7	280.3
Current assets held for sale	7,368.3	4,044.8

Total current assets	13,747.4	9,009.7

Property, plant and equipment, net	929.0	936.0
Goodwill	6,836.0	6,787.8
Other intangible assets, net	10,095.1	10,185.2
Deferred income taxes	215.9	38.2
Noncurrent assets held for sale	—	6,630.5
Other assets	367.8	362.6

TOTAL ASSETS	$32,191.2	$33,950.0

Liabilities and stockholders’ equity

Current liabilities

Accounts payable	$1,017.3	$1,234.1
Accrued compensation	119.9	140.5
Other accrued liabilities	1,101.1	1,138.9
Short-term debt and current portion of long-term debt	1,202.2	1,220.0
Current liabilities held for sale	902.4	1,356.2

Total current liabilities	4,342.9	5,089.7

Long-term debt	9,300.7	10,172.0
Deferred income taxes	3,097.9	4,639.6
Noncurrent liabilities held for sale	—	75.2
Other noncurrent liabilities	1,458.5	1,695.3

Total liabilities	$18,200.0	$21,671.8

Stockholders’ equity

Total stockholders’ equity attributable to parent	13,958.3	12,244.4
Total stockholders’ equity attributable to non-controlling interests	32.9	33.8

Total stockholders’ equity	$13,991.2	$12,278.2

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$32,191.2	$33,950.0

NEWELL BRANDS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

in Millions

	For the six months ended June 30,
	2018	2017
Operating Activities

Net income	$185.0	$861.5

Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	254.8	320.0
Impairment of goodwill, intangibles and other assets	485.6	84.6
Gain from sale of businesses, net	(461.8)	(758.1)
Loss on extinguishment of debt	—	(1.9)
Deferred income taxes	(37.9)	(60.9)
Stock based compensation expense	37.7	39.7
Other, net	2.4	6.2

Changes in operating accounts excluding the effects of acquisitions and divestitures:
Accounts receivable	(111.2)	(49.4)
Inventories	(250.3)	(498.8)
Accounts payable	(214.0)	177.2
Accrued liabilities and other	(280.8)	(326.9)

Net cash used in operating activities	$(390.5)	$(206.8)

Investing Activities

Proceeds from sale of divested businesses	2,665.4	1,901.7
Acquisitions and acquisition-related activities	—	(557.6)
Capital expenditures	(201.0)	(191.2)
Other investing activities	(4.0)	5.4

Net cash provided by investing activities	$2,460.4	$1,158.3

Financing Activities

Net short term borrowings	(18.1)	620.1
Payments on long-term debt	(1.4)	(1,159.5)
Cash dividends	(224.9)	(204.3)
Option proceeds net of repurchase of restricted shares for vesting	(18.5)	(54.0)

Net cash used in financing activities	$(262.9)	$(797.7)

Exchange rate effect on cash and cash equivalents	(13.3)	38.9

Increase in cash and cash equivalents	1,793.7	192.7
Cash and cash equivalents at beginning of period	485.7	587.5

Cash and cash equivalents at end of period	$2,279.4	$780.2

NEWELL BRANDS INC.

Financial Worksheet - Segment Reporting

For the three and six months ended June 30, 2018 and 2017

in Millions

	For the three months ended March 31, 2018						For the three months ended March 31, 2017						Year over year changes
		Reported	Reported		Normalized	Normalized		Reported	Reported		Normalized	Normalized			Normalized
		Operating	Operating	Excluded	Operating	Operating		Operating	Operating	Excluded	Operating	Operating	Net Sales		Operating Income
	Net Sales	Income	Margin	Items	Income	Margin	Net Sales	Income	Margin	Items	Income	Margin	$	%	$	%
FOOD AND APPLIANCES	535.5	13.7	2.6%	9.2	22.9	4.3%	521.7	31.1	6.0%	6.8	37.9	7.3%	13.8	2.6%	(15.0)	(39.6)%
HOME AND OUTDOOR LIVING	669.7	7.8	1.2%	21.0	28.8	4.3%	671.3	30.5	4.5%	17.6	48.1	7.2%	(1.6)	(0.2)%	(19.3)	(40.1)%
LEARNING AND DEVELOPMENT	607.0	66.2	10.9%	26.5	92.7	15.3%	696.6	109.5	15.7%	12.4	121.9	17.5%	(89.6)	(12.9)%	(29.2)	(24.0)%
OTHER	0.6	0.9	150.0%	—	0.9	150.0%	201.0	(16.4)	(8.2)%	22.1	5.7	2.8%	(200.4)	(99.7)%	(4.8)	(84.2)%
RESTRUCTURING	—	(5.4)	—%	5.4	—	—%	—	(9.3)	—%	9.3	—	—%	—	—%	—	—%
CORPORATE	—	(109.3)	—%	39.5	(69.8)	—%	—	(133.9)	—%	79.3	(54.6)	—%	—	—%	(15.2)	(27.8)%

	$1,812.8	$(26.1)	(1.4)%	$101.6	$75.5	4.2%	$2,090.6	$11.5	0.6%	$147.5	$159.0	7.6%	$(277.8)	(13.3)%	$(83.5)	(52.5)%

	For the three months ended June 30, 2018						For the three months ended June 30, 2017						Year over year changes
		Reported	Reported		Normalized	Normalized		Reported	Reported		Normalized	Normalized			Normalized
		Operating	Operating	Excluded	Operating	Operating		Operating	Operating	Excluded	Operating	Operating	Net Sales		Operating Income
	Net Sales	Income	Margin	Items	Income	Margin	Net Sales	Income	Margin	Items	Income	Margin	$	%	$	%
FOOD AND APPLIANCES	621.3	40.4	6.5%	10.0	50.4	8.1%	705.1	70.8	10.0%	13.3	84.1	11.9%	(83.8)	(11.9)%	(33.7)	(40.1)%
HOME AND OUTDOOR LIVING	741.7	9.4	1.3%	41.1	50.5	6.8%	795.3	39.6	5.0%	20.4	60.0	7.5%	(53.6)	(6.7)%	(9.5)	(15.8)%
LEARNING AND DEVELOPMENT	838.7	195.5	23.3%	12.9	208.4	24.8%	990.0	224.2	22.6%	12.9	237.1	23.9%	(151.3)	(15.3)%	(28.7)	(12.1)%
OTHER	1.4	1.5	107.1%	—	1.5	107.1%	37.0	(69.1)	(186.8)%	59.5	(9.6)	(25.9)%	(35.6)	(96.2)%	11.1	115.6%
RESTRUCTURING	—	(45.7)	—%	45.7	—	—%	—	(23.6)	—%	23.6	—	—%	—	—%	—	—%
CORPORATE	—	(116.9)	—%	45.2	(71.7)	—%	—	(149.6)	—%	91.3	(58.3)	—%	—	—%	(13.4)	(23.0)%

	$2,203.1	$84.2	3.8%	$154.9	$239.1	10.9%	$2,527.4	$92.3	3.7%	$221.0	$313.3	12.4%	$(324.3)	(12.8)%	$(74.2)	(23.7)%

	For the six months ended June 30, 2018						For the six months ended June 30, 2017						Year over year changes
		Reported	Reported		Normalized	Normalized		Reported	Reported		Normalized	Normalized			Normalized
		Operating	Operating	Excluded	Operating	Operating		Operating	Operating	Excluded	Operating	Operating	Net Sales		Operating Income
	Net Sales	Income	Margin	Items	Income	Margin	Net Sales	Income	Margin	Items	Income	Margin	$	%	$	%
FOOD AND APPLIANCES	1,156.8	54.1	4.7%	19.2	73.3	6.3%	1,226.8	101.9	8.3%	20.1	122.0	9.9%	(70.0)	(5.7)%	(48.7)	(39.9)%
HOME AND OUTDOOR LIVING	1,411.4	17.2	1.2%	62.1	79.3	5.6%	1,466.6	70.1	4.8%	38.0	108.1	7.4%	(55.2)	(3.8)%	(28.8)	(26.6)%
LEARNING AND DEVELOPMENT	1,445.7	261.7	18.1%	39.4	301.1	20.8%	1,686.6	333.7	19.8%	25.3	359.0	21.3%	(240.9)	(14.3)%	(57.9)	(16.1)%
OTHER	2.0	2.4	120.0%	—	2.4	120.0%	238.0	(85.5)	(35.9)%	81.6	(3.9)	(1.6)%	(236.0)	(99.2)%	6.3	161.5%
RESTRUCTURING	—	(51.1)	—%	51.1	—	—%	—	(32.9)	—%	32.9	—	—%	—	—%	—	—%
CORPORATE	—	(226.2)	—%	84.7	(141.5)	—%	—	(283.5)	—%	170.6	(112.9)	—%	—	—%	(28.6)	(25.3)%

	$4,015.9	$58.1	1.4%	$256.5	$314.6	7.8%	$4,618.0	$103.8	2.2%	$368.5	$472.3	10.2%	$(602.1)	(13.0)%	$(157.7)	(33.4)%

NEWELL BRANDS INC.

Reconciliation of GAAP and Non-GAAP Information

CERTAIN LINE ITEMS

(in millions, except per share data)

	For the three months ended June 30, 2018
	GAAP Measure	Integration costs [1]	Acquisition amortization costs [2]	Transaction and related costs [3]	Divestiture costs [4]	Other non-recurring items [5]	Net gain/(loss) on sale of business [6]	Tax items [7]	Non-GAAP Measure
	Reported								Normalized*	Percentage of sales
Cost of products sold	$1,428.0	$(1.6)	—	—	—	$2.4	—	—	$1,428.8	64.9%
Gross profit	775.1	1.6	—	—	—	(2.4)	—	—	774.3	35.1%
Selling, general and administrative expenses	613.6	(22.0)	(32.8)	(5.6)	(2.2)	(15.8)	—	—	535.2	24.3%
Restructuring costs	45.7	(45.7)	—	—	—	—	—	—	—
Impairment charges	31.6	—	(31.6)	—	—	—	—	—	—
Operating income	84.2	69.3	64.4	5.6	2.2	13.4	—	—	239.1	10.9%
Non-operating (income) expenses	107.3	—	—	—	—	11.0	—	—	118.3
Income (loss) before income taxes	(23.1)	69.3	64.4	5.6	2.2	2.4	—	—	120.8
Income taxes [7]	53.0	(26.8)	(24.9)	(2.2)	(0.8)	(0.9)	5.6	2.5	5.5
Net income (loss) from continuing operations	(76.1)	96.1	89.3	7.8	3.0	3.3	(5.6)	(2.5)	115.3
Income (loss) from discontinued operations, net of tax	207.8	10.6	458.5	—	16.5	0.2	(411.9)	3.9	285.6
Net income (loss)	$131.7	$106.7	$547.8	$7.8	$19.5	$3.5	$(417.5)	$1.4	$400.9
Diluted earnings per share**	$0.27	$0.22	$1.12	$0.02	$0.04	$0.01	$(0.86)	—	$0.82

*	Normalized results are financial measures that are not in accordance with GAAP and exclude the above normalized adjustments. See below for a discussion of each of these adjustments.
**	Totals may not add due to rounding.
[1]

During the three months ended June 30, 2018, the Company incurred costs primarily associated with the Accelerated Transformation Plan of $78.9 million ($9.6 million of which is reported in discontinued operations), including $48.2 million of restructuring costs ($2.5 million of which is reported in discontinued operations).

[2]

During the three months ended June 30, 2018, the Company incurred acquisition amortization costs of $42.2 million ($9.4 million of which is reported in discontinued operations). During the three months ended June 30, 2018, the Company recognized impairment charges of $485.6 million ($31.6 million, primarily related to Home Fragrance fixed assets impairments, and $454.0 million reported in discontinued operations related to goodwill impairment attributable to the Process Solutions businesses held for sale).

[3]	During the three months ended June 30, 2018, the Company recognized transaction and related costs of $5.6 million.
[4]

During the three months ended June 30, 2018, the Company recognized $17.0 million of costs ($14.8 million of which were reported in discontinued operations) primarily related to costs associated with the planned divestitures of Goody, Waddington, Team Sports, Process Solutions and Commercial and Consumer Solutions businesses.

(5)

During the three months ended June 30, 2018, the Company recorded $2.4 million, net of recoveries, for fire-related losses in the Writing business; $3.9 million of bad debt related to a customer in the Baby business; $10.7 million of costs related to the proxy contest; $1.2 million of consulting for accounting standard adoption; $11.3 million gain on legacy Jarden investment and $0.3 million of pension settlement costs.

[6]

During the three months ended June 30, 2018, the Company recognized a gain of $597.6 million related to the sale of the Waddington business and a loss of $136.4 million related to the sale of the Rawlings business.

[7]

The Company determined the tax effect of the items excluded from normalized results by applying the estimated effective rate for the applicable jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected. In certain situations in which an item excluded from normalized results impacts income tax expense, the Company uses a “with” and “without” approach to determine normalized income tax expense. The Company’s income taxes from continuing operations reflect the updated forecasted annualized effective tax rate.

NEWELL BRANDS INC.

Reconciliation of GAAP and Non-GAAP Information

CERTAIN LINE ITEMS

(in millions, except per share data)

	For the six months ended June 30, 2018
	GAAP Measure		Acquisition	Transaction		Other	Net gain/(loss)		Non-GAAP Measure
		Integration	amortization	and	Divestiture	non-recurring	on sale			Percentage
	Reported	costs [1]	costs [2]	related costs [3]	costs [4]	items [5]	of business [6]	Tax items [7]	Normalized*	of Sales
Cost of products sold	$2,635.2	$(2.8)	—	—	—	$5.2	—	—	$2,637.6	65.7%
Gross profit	1,380.7	2.8	—	—	—	(5.2)	—	—	1,378.3	34.3%
Selling, general and administrative expenses	1,239.9	(51.2)	(66.3)	(11.2)	(4.1)	(43.4)	—	—	1,063.7	26.5%
Restructuring costs	51.1	(51.1)	—	—	—	—	—	—	—
Impairment charges	31.6	—	(31.6)	—	—	—	—	—	—
Operating income	58.1	105.1	97.9	11.2	4.1	38.2	—	—	314.6	7.8%
Non-operating (income) expenses	222.0	—	—	—	—	10.8	0.6	—	233.4
Income (loss) before income taxes	(163.9)	105.1	97.9	11.2	4.1	27.4	(0.6)	—	81.2
Income taxes [7]	(33.4)	(18.2)	(16.9)	(0.9)	(0.4)	5.0	5.5	2.5	(56.8)
Net income (loss) from continuing operations	(130.5)	123.3	114.8	12.1	4.5	22.4	(6.1)	(2.5)	138.0
Income (loss) from discontinued operations, net of tax	315.5	17.5	482.6	—	18.7	0.3	(411.9)	3.9	426.6
Net income (loss)	$185.0	$140.8	$597.4	$12.1	$23.2	$22.7	$(418.0)	$1.4	$564.6
Diluted earnings per share**	$0.38	$0.29	$1.23	$0.02	$0.05	$0.05	$(0.86)	—	$1.16

*	Normalized results are financial measures that are not in accordance with GAAP and exclude the above normalized adjustments. See below for a discussion of each of these adjustments.
**	Totals may not add due to rounding.
[1]

During the six months ended June 30, 2018, the Company incurred costs primarily associated with the Accelerated Transformation Plan of $123.7 million ($18.6 million of which is reported in discontinued operations), including $56.1 million of restructuring costs ($5.0 million of which is reported in discontinued operations).

[2]

During the six months ended June 30, 2018, the Company incurred acquisition amortization costs of $107.3 million ($41.0 million of which is reported in discontinued operations). During the six months ended June 30, 2018, the Company recognized impairment charges of $485.6 million ($31.6 million, primarily related to Home Fragrance fixed assets impairments, and $454.0 million reported in discontinued operations related to goodwill impairment attributable to the Process Solutions businesses held for sale).

[3]	During the six months ended June 30, 2018, the Company recognized transaction and related costs of $11.2 million.
[4]

During the six months ended June 30, 2018, the Company recognized $21.8 million of costs ($17.7 million of which is reported in discontinued operations) primarily related to costs associated with the divestitures of Waddington and Team Sports and planned divestitures of Goody, Process Solutions and Commercial and Consumer Solutions businesses.

(5)

During the three months ended June 30, 2018, the Company recorded $2.4 million, net of recoveries, for fire-related losses in the Writing business; $3.9 million of bad debt related to a customer in the Baby business; $10.7 million of costs related to the proxy contest; $1.2 million of consulting for accounting standard adoption; $11.3 million gain on legacy Jarden investment and $0.3 million of pension settlement costs.

[6]

During the six months ended June 30, 2018, the Company recognized a gain of $597.6 million related to the sale of the Waddington business, a loss of $136.4 million related to the sale of the Rawlings business, and a gain of $0.6 million related to a working capital adjustment related to the sale of the Tools business.

[7]

The Company determined the tax effect of the items excluded from normalized results by applying the estimated effective rate for the applicable jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected. In certain situations in which an item excluded from normalized results impacts income tax expense, the Company uses a “with” and “without” approach to determine normalized income tax expense. The Company’s income taxes from continuing operations reflect the updated forecasted annualized effective tax rate.

NEWELL BRANDS INC.

Reconciliation of GAAP and Non-GAAP Information

CERTAIN LINE ITEMS

(in millions, except per share data)

	For the three months ended June 30, 2017
	GAAP Measure	Project Renewal costs [1]	Inventory step up [2]	Acquisition and integration costs [3]	Acquisition amortization costs [4]	Transaction and related costs [5]	Divestiture costs [6]	Other non-recurring items [7]	Loss on extinguishment of debt [8]	Gain on sale [9]	Non-GAAP Measure
	Reported										Normalized*	Percentage of Sales
Cost of products sold	$1,650.2	$(0.6)	$(5.7)	$(6.1)	$(2.9)	—	—	$(7.6)	—	—	$1,627.3	64.4%
Gross profit	877.2	0.6	5.7	6.1	2.9	—	—	7.6	—	—	900.1	35.6%
Selling, general and administrative expenses	695.8	(2.6)	—	(62.1)	(26.9)	(12.1)	(5.3)	—	—	—	586.8	23.2%
Restructuring costs	23.6	(8.8)	—	(14.8)	—	—	—	—	—	—	—
Impairment charges	65.5	—	—	—	(65.5)	—	—	—	—	—	—
Operating income	92.3	12.0	5.7	83.0	95.3	12.1	5.3	7.6	—	—	313.3	12.4%
Non-operating (income) expenses	147.2	—	—	—	—	—	—	—	(4.5)	(25.9)	116.8
Income (loss) before income taxes	(54.9)	12.0	5.7	83.0	95.3	12.1	5.3	7.6	4.5	25.9	196.5
Income taxes [10]	(71.5)	4.3	2.1	31.1	34.4	4.2	2.1	2.6	1.6	—	10.9
Net income from continuing operations	16.6	7.7	3.6	51.9	60.9	7.9	3.2	5.0	2.9	25.9	185.6
Income (loss) from discontinued operations, net of tax	206.4	—	—	8.2	21.7	—	—	—	—	—	236.3
Net income (loss)	$223.0	$7.7	$3.6	$60.1	$82.6	$7.9	$3.2	$5.0	$2.9	$25.9	$421.9
Diluted earnings per share**	$0.46	$0.02	$0.01	$0.12	$0.17	$0.02	$0.01	$0.01	$0.01	$0.05	$0.87

*	Normalized results are financial measures that are not in accordance with GAAP and exclude the above normalized adjustments. See below for a discussion of each of these adjustments.
**	Totals may not add due to rounding.
[1]

Costs associated with Project Renewal during the three months ended June 30, 2017 include $3.2 million of project-related costs and $8.8 million of restructuring costs Project-related costs include inventory rationalization, advisory and consultancy costs, compensation and related costs of personnel dedicated to transformation projects, and other project-related costs.

[2]	During the three months ended June 30, 2017, the Company recognized $5.7 million of non-cash charges related to the fair value step up of inventory related to the Sistema acquisition.
[3]

During the three months ended June 30, 2017, the Company incurred costs primarily associated with the Jarden integration of $96.2 million of costs ($13.2 million of which is reported in discontinued operations), including $21.7 million of restructuring costs ($6.9 million of which is reported in discontinued operations).

[4]

During the three months ended June 30, 2017, the Company incurred acquisition amortization costs of $63.6 million ($33.8 million of which is reported in discontinued operations). During the three months ended June 30, 2017, the Company recognized $66.2 million of impairment charges ($0.7 million of which are reported in discontinued operations), primarily associated with assets of the Winter Sports held for sale.

[5]	During the three months ended June 30, 2017, the Company recognized $12.1 million of transaction and related costs, primarily associated with the Sistema acquisition.
[6]

During the three months ended June 30, 2017, the Company recognized $5.3 million of transaction and related costs primarily associated with the divestitures of the Lehigh and Fire building businesses and planned divestiture of the Winter Sports business.

[7]	During the three months ended June 30, 2017, the Company incurred $7.6 million of fire-related losses and costs, net of recoveries, in the Writing business.
[8]

During the three months ended June 30, 2017, the Company incurred a $4.5 million loss related to the extinguishment of debt, consisting of a make-whole payment of $8.6 million and fees, partially offset by $4.1 million of non-cash write-offs from related swap gains.

[9]

During the three months ended June 30, 2017, the Company recognized a net loss of $25.9 million related to the sale of the divested businesses (Tools, Lehigh, and Zoot). The related tax benefit was offset by $10.6 million of deferred tax expense related to the difference between the book and tax basis on the pending sale of the Winter Sports business.

[10]

The Company determined the tax effect of the items excluded from normalized results by applying the estimated effective rate for the applicable jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected. In certain situations in which an item excluded from normalized results impacts income tax expense, the Company uses a “with” and “without” approach to determine normalized income tax expense.

NEWELL BRANDS INC.

Reconciliation of GAAP and Non-GAAP Information

CERTAIN LINE ITEMS

(in millions, except per share data)

	For the six months ended June 30, 2017
	GAAP Measure	Project		Acquisition and	Acquisition	Transaction		Other	Loss on		Non-GAAP Measure
		Renewal	Inventory	integration	amortization	and	Divestiture	non-recurring	extinguishment	Gain		Percentage
	Reported	costs [1]	step up [2]	costs [3]	costs [4]	related costs [5]	costs [6]	items [7]	of debt [8]	on sale [6]	Normalized*	of Sales
Cost of products sold	$3,032.6	$(1.5)	$(7.6)	$(8.8)	$(5.7)	—	—	$(7.6)	—	—	$3,001.4	65.0%
Gross profit	1,585.4	1.5	7.6	8.8	5.7	—	—	7.6	—	—	1,616.6	35.0%
Selling, general and administrative expenses	1,364.8	(4.6)	—	(109.2)	(72.3)	(15.4)	(19.0)	—	—	—	1,144.3	24.8%
Restructuring costs	32.9	(10.3)	—	(22.6)	—	—	—	—	—	—	—
Impairment charges	83.9	—	—	—	(83.9)	—	—	—	—	—	—
Operating income	103.8	16.4	7.6	140.6	161.9	15.4	19.0	7.6	—	—	472.3	10.2%
Non-operating (income) expenses	(489.7)	—	—	—	—	(2.0)	—	—	(32.3)	758.1	234.1
Income (loss) before income taxes	593.5	16.4	7.6	140.6	161.9	17.4	19.0	7.6	32.3	(758.1)	238.2
Income taxes [10]	31.5	5.7	2.7	49.2	55.5	5.9	6.4	2.6	10.4	(157.6)	12.3
Net income (loss) from continuing operations	562.0	10.7	4.9	91.4	106.4	11.5	12.6	5.0	21.9	(600.5)	225.9
Income (loss) from discontinued operations, net of tax	299.5	—	—	13.5	46.6	—	—	—	—	—	359.6
Net income (loss)	$861.5	$10.7	$4.9	$104.9	$153.0	$11.5	$12.6	$5.0	$21.9	$(600.5)	$585.5
Diluted earnings per share**	$1.77	$0.02	$0.01	$0.22	$0.31	$0.02	$0.03	$0.01	$0.05	$(1.23)	$1.21

*	Normalized results are financial measures that are not in accordance with GAAP and exclude the above normalized adjustments. See below for a discussion of each of these adjustments.
**	Totals may not add due to rounding.
[1]

Costs associated with Project Renewal during the six months ended June 30, 2017 include $6.1 million of project-related costs and $10.3 million of restructuring costs. Project-related costs include inventory rationalization, advisory and consultancy costs, compensation and related costs of personnel dedicated to transformation projects, and other project-related costs.

[2]

During the six months ended June 30, 2017, the Company recognized $7.6 million of non-cash charges related to the fair value step up of inventory related to the Sistema and WoodWick (Smith Mountain Industries) acquisitions.

[3]

During the six months ended June 30, 2017, the Company incurred costs primarily associated with the Jarden integration of $161.5 million ($20.9 million of which is reported in discontinued operations), including $33.5 million of restructuring costs ($10.9 million of which is reported in discontinued operations).

[4]

During the six months ended June 30, 2017, the Company incurred acquisition amortization costs of $148.3 million ($70.3 million of which is reported in discontinued operations). During the six months ended June 30, 2017, the Company recognized $84.6 million of impairment charges ($0.7 million of which are reported in discontinued operations), primarily associated with assets of the Winter Sports and Fire building businesses held for sale.

[5]	During the six months ended June 30, 2017, the Company recognized $17.4 million of transaction and related costs, which includes $2.0 million of hedge loss associated with the Sistema acquisition.
[6]

During the six months ended June 30, 2017, the Company recognized $19.0 million of costs primarily associated with the divestiture of the Tools business (excluding Dymo® industrial labeling) and planned divestitures of other businesses.

[7]	During the six months ended June 30, 2017, the Company incurred $7.6 million of fire-related losses and costs, net of recoveries, in the Writing business.
[8]

During the six months ended June 30, 2017, the Company incurred a $32.3 million loss related to the extinguishment of debt, consisting of a make-whole payment of $34.2 million and fees, partially offset by $1.9 million of non-cash write-offs.

[9]

During the six months ended June 30, 2017, the Company recognized $758.1 million of net gains related to the sale of businesses, primarily Tools. During the six months ended June 30 2017, the Company recognized $10.6 million of deferred tax expense related to the difference between the book and tax basis on the pending sale of the Winter Sports business.

[10]

The Company determined the tax effect of the items excluded from normalized results by applying the estimated effective rate for the applicable jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected. In certain situations in which an item excluded from normalized results impacts income tax expense, the Company uses a “with” and “without” approach to determine normalized income tax expense.

NEWELL BRANDS INC.

CORE SALES ANALYSIS BY SEGMENT (UNAUDITED)

FOR THE THREE MONTHS ENDED JUNE 30, 2018 AND 2017

										in Millions
	June 30, 2018					June 30, 2017
	2018 Net Sales (ACTUAL)	Acquisitions and Divestitures, Net [1] [2]	Net Sales Base Business	Currency Impact	2018 Core Sales	2017 Net Sales (ACTUAL)	Divestitures [1]	ASC 606 Revenue Recognition Adjustments [3]	2017 Core Sales	Increase (Decrease) Core Sales
										$	%
FOOD AND APPLIANCES	621.3	—	621.3	1.8	623.1	705.1	(0.3)	(26.4)	678.4	(55.3)	(8.2)%
HOME AND OUTDOOR LIVING	741.7	(16.2)	725.5	(10.1)	715.4	795.3	(10.8)	(20.5)	764.0	(48.6)	(6.4)%
LEARNING AND DEVELOPMENT	838.7	—	838.7	(7.2)	831.5	990.0	0.2	(17.5)	972.7	(141.2)	(14.5)%
OTHER	1.4	(1.3)	0.1	(0.1)	—	37.0	(36.3)	(1.6)	(0.9)	0.9	(100.0)%
DISCONTINUED OPERATIONS	1,525.7	(0.1)	1,525.6	(13.0)	1,512.6	1,527.2	(1.6)	(14.1)	1,511.5	1.1	0.1%

TOTAL COMPANY	$3,728.8	$(17.6)	$3,711.2	$(28.6)	$3,682.6	$4,054.6	$(48.8)	$(80.1)	$3,925.7	$(243.1)	(6.2)%

CORE SALES ANALYSIS BY GEOGRAPHY (UNAUDITED)
	June 30, 2018					June 30, 2017
	2018 Net Sales (ACTUAL)	Acquisitions and Divestitures, Net [1] [2]	Net Sales Base Business	Currency Impact	2018 Core Sales	2017 Net Sales (ACTUAL)	Divestitures [1]	ASC 606 Revenue Recognition Adjustments [3]	2017 Core Sales	Increase (Decrease) Core Sales
										$	%
NORTH AMERICA	2,913.9	(16.4)	2,897.5	(8.9)	2,888.6	3,178.3	(26.1)	(69.5)	3,082.7	(194.1)	(6.3)%
EUROPE, MIDDLE EAST, AFRICA	447.7	0.1	447.8	(29.9)	417.9	471.6	(12.2)	(3.5)	455.9	(38.0)	(8.3)%
LATIN AMERICA	153.4	—	153.4	14.2	167.6	177.7	(0.3)	(3.0)	174.4	(6.8)	(3.9)%
ASIA PACIFIC	213.8	(1.3)	212.5	(4.0)	208.5	227.0	(10.2)	(4.1)	212.7	(4.2)	(2.0)%

TOTAL COMPANY	$3,728.8	$(17.6)	$3,711.2	$(28.6)	$3,682.6	$4,054.6	$(48.8)	$(80.1)	$3,925.7	$(243.1)	(6.2)%

[1]

Divestitures include actual divestitures comprised of divestitures of Tools (excluding Dymo® Industrial Labelling) in the first quarter of 2017, Fire Building, Lehigh®, and Teutonia businesses, all in the second quarter of 2017, two winter sports units, Völkl® and K2®, a remaining portion of the Rubbermaid® Consumer Storage business during the third quarter of 2017, the planned exit of a distribution agreement with Sprue Aegis, and the sale of the YOU/Vitomit brand during the fourth quarter of 2017.

[2]

Since the completion of the Jarden acquisition and consistent with standard retail practice, the Home Fragrance and the Outdoor & Recreation business in the Home & Outdoor Living segment exclude net sales from retail store openings until the one year anniversary of their opening dates and current and prior period net sales from retail store closures from the decision date to close through their closing dates.

[3]

Certain costs and cash payments made to customers previously recorded in costs of products sold and selling, general and administrative expenses have been reclassified against sales as they do not meet the specific criteria of providing a distinct good or service under the new guidance—ASC 606.

NEWELL BRANDS INC.

CORE SALES ANALYSIS BY SEGMENT (UNAUDITED)

FOR THE SIX MONTHS ENDED JUNE 30, 2018 AND 2017

										in Millions
	June 30, 2018					June 30, 2017
	2018 Net Sales (ACTUAL)	Acquisitions and Divestitures, Net [1] [2]	Net Sales Base Business	Currency Impact	2018 Core Sales	2017 Net Sales (ACTUAL)	Divestitures [1]	ASC 606 Revenue Recognition Adjustments [3]	2017 Core Sales	Increase (Decrease) Core Sales
										$	%
FOOD AND APPLIANCES	1,156.8	(30.8)	1,126.0	(4.5)	1,121.5	1,226.8	(2.6)	(47.2)	1,177.0	(55.5)	(4.7)%
HOME AND OUTDOOR LIVING	1,411.4	(38.4)	1,373.0	(30.0)	1,343.0	1,466.6	(20.2)	(32.3)	1,414.1	(71.1)	(5.0)%
LEARNING AND DEVELOPMENT	1,445.7	—	1,445.7	(25.8)	1,419.9	1,686.6	(1.4)	(24.6)	1,660.6	(240.7)	(14.5)%
OTHER	2.0	(1.7)	0.3	—	0.3	238.0	(235.9)	(2.3)	(0.2)	0.5	(250.0)%
DISCONTINUED OPERATIONS	2,730.3	(1.7)	2,728.6	(37.1)	2,691.5	2,702.9	(3.2)	(26.2)	2,673.5	18.0	0.7%

TOTAL COMPANY	$6,746.2	$(72.6)	$6,673.6	$(97.4)	$6,576.2	$7,320.9	$(263.3)	$(132.6)	$6,925.0	$(348.8)	(5.0)%

CORE SALES ANALYSIS BY GEOGRAPHY (UNAUDITED)

	June 30, 2018					June 30, 2017
	2018 Net Sales (ACTUAL)	Acquisitions and Divestitures, Net [1] [2]	Net Sales Base Business	Currency Impact	2018 Core Sales	2017 Net Sales (ACTUAL)	Divestitures [1]	ASC 606 Revenue Recognition Adjustments [3]	2017 Core Sales	Increase (Decrease) Core Sales
										$	%
NORTH AMERICA	5,139.0	(34.6)	5,104.4	(17.0)	5,087.4	5,633.7	(159.3)	(116.2)	5,358.2	(270.8)	(5.1)%
EUROPE, MIDDLE EAST, AFRICA	871.1	(11.8)	859.3	(82.1)	777.2	929.3	(66.5)	(5.7)	857.1	(79.9)	(9.3)%
LATIN AMERICA	330.5	0.1	330.6	13.7	344.3	347.4	(8.8)	(5.5)	333.1	11.2	3.4%
ASIA PACIFIC	405.6	(26.3)	379.3	(12.0)	367.3	410.5	(28.7)	(5.2)	376.6	(9.3)	(2.5)%

TOTAL COMPANY	$6,746.2	$(72.6)	$6,673.6	$(97.4)	$6,576.2	$7,320.9	$(263.3)	$(132.6)	$6,925.0	$(348.8)	(5.0)%

[1]

Divestitures include actual divestitures comprised of divestitures of Tools (excluding Dymo® Industrial Labelling) in the first quarter of 2017, Fire Building, Lehigh®, and Teutonia businesses, all in the second quarter of 2017, two winter sports units, Völkl® and K2®, a remaining portion of the Rubbermaid® Consumer Storage business during the third quarter of 2017, the planned exit of a distribution agreement with Sprue Aegis, and the sale of the YOU/Vitomit brand during the fourth quarter of 2017.

[2]

Since the completion of the Jarden acquisition and consistent with standard retail practice, the Home Fragrance and the Outdoor & Recreation businesses in the Home & Outdoor Living segment exclude net sales from retail store openings until the one year anniversary of their opening dates and current and prior period net sales from retail store closures from the decision date to close through their closing dates.

[3]

Certain costs and cash payments made to customers previously recorded in costs of products sold and selling, general and administrative expenses have been reclassified against sales as they do not meet the specific criteria of providing a distinct good or service under the new guidance—ASC 606.

NEWELL BRANDS INC.

Reconciliation Non-GAAP Measures

Reconciliation of Net Debt at June 30, 2018 and 2017

	in Millions
	QUARTER 2 2018	QUARTER 2 2017
Short term debt and current portion of long term debt	$1,202.2	1,220.0
Long term debt	9,300.7	10,172.0

Gross debt	10,502.9	11,392.0

Less: Cash and cash equivalents	2,279.4	780.2

NET DEBT	$8,223.5	$10,611.8

The Company defines net debt as total debt less the total of cash, cash equivalents and current and long term marketable securities.

The Company believes net debt is meaningful to investors as it considers net debt and its components to be an important indicator of liquidity and a guiding measure of capital structure strategy.